UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices)(Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On April 17, 2012, Unum Group (the “Company”) made available a Supplemental Exhibit to illustrate the anticipated changes to the presentation of the Company's prior period financial results as a result of the retrospective adoption, effective January 1, 2012, of Accounting Standards Update No. 2010-26 (previously referred to as EITF Issue No. 09-G) and to reflect a modification to the Company's segment reporting of non-operating retirement-related gains or losses.

In October 2010, the Financial Accounting Standards Board issued an accounting standards update (ASU 2010-26) to address the diversity in practice regarding the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify as deferred acquisition costs. The amendments in the update require that only incremental direct costs associated with the successful acquisition of a new or renewal insurance contract can be capitalized. All other costs are to be expensed as incurred. The Company adopted this update effective January 1, 2012 and applied the amendments retrospectively, adjusting all prior periods.

Additionally, during the first quarter of 2012, the Company determined that it would modify its segment reporting. The Company previously allocated the amortization of prior period actuarial gains and losses, the component of the net periodic benefit costs for its pensions and other postretirement benefit plans which management considers non-operating, to the Corporate segment. Management believes actuarial gains or losses are primarily driven by market performance and are not indicative of the operational results of the businesses. Effective January 1, 2012, the amortization of prior period actuarial gains or losses is no longer included in operating income or operating loss by segment. As such, “operating income” or “operating loss” by segment excludes net realized investment gains and losses, non-operating retirement-related gains or losses, and income tax.

This information is being made available to provide investors with an opportunity to become familiar with the expected impact of the accounting standards update to the Company's financial results and the presentation thereof prior to the Company's earnings release for the quarter ended March 31, 2012. A copy of the Supplemental Exhibit is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference and furnished herewith.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are furnished (but not filed) with this report:

99.1	Supplemental Exhibit (Unaudited) of Financial Results as Adjusted for Accounting Standards Update for Deferred Acquisition Costs (ASU 2010-26) and Non-Operating Retirement-Related Loss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: April 17, 2012	By:	/s/ Susan N. Roth
		Name:	Susan N. Roth
		Title:	Vice President, Transactions, SEC
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Supplemental Exhibit (Unaudited) of Financial Results as Adjusted for Accounting Standards Update for Deferred Acquisition Costs (ASU 2010-26) and Non-Operating Retirement-Related Loss.